                              SUBJECT TO COMPLETION
                 PRELIMINARY STATEMENT OF ADDITIONAL INFORMATION
                              DATED MARCH 13, 2002

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. SHARES OF VANGUARD INTERNATIONAL EXPLORER FUND AND VANGUARD MID-CAP GROWTH FUND MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED, PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN A STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.



                                     PART B

                           VANGUARD(R) WHITEHALL FUNDS
                                   (THE TRUST)

                       STATEMENT OF ADDITIONAL INFORMATION

                                     , 2002



     This Statement is not a prospectus but should be read in conjunction with the Trust's current Prospectuses (dated February 26, 2002, for Vanguard Selected
Value Fund, and         , 2002, for Vanguard International Explorer Fund and
Vanguard Mid-Cap Growth Fund). To obtain, without charge, the Prospectuses or the most recent Annual Reports to Shareholders, which contain the Trust's financial statements as hereby incorporated by reference, please call:



                        INVESTOR INFORMATION DEPARTMENT:

                                 1-800-662-7447


                                TABLE OF CONTENTS

                                                                          PAGE
DESCRIPTION OF THE TRUST.........................................          B-1
INVESTMENT POLICIES..............................................          B-3
INVESTMENT LIMITATIONS...........................................          B-8
YIELD AND TOTAL RETURN...........................................          B-12
SHARE PRICE......................................................          B-16
PURCHASE OF SHARES...............................................          B-16
REDEMPTION OF SHARES.............................................          B-17
MANAGEMENT OF THE FUNDS..........................................          B-17
INVESTMENT ADVISORY SERVICES.....................................          B-22
PORTFOLIO TRANSACTIONS...........................................          B-29
FINANCIAL STATEMENTS.............................................          B-30
COMPARATIVE INDEXES..............................................          B-31

                            DESCRIPTION OF THE TRUST


ORGANIZATION



     The Trust was organized as a Maryland corporation in 1995, and was reorganized as a Delaware business trust in June, 1998. Prior to its reorganization as a Delaware business trust, the Trust was known as Vanguard Whitehall Funds, Inc. The Trust is registered with the United States Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940 (the 1940 Act) as an open-end, diversified management investment company. It currently offers the following funds, each of which offers a single class of shares:


                          Vanguard Selected Value Fund
                      Vanguard International Explorer Fund
                          Vanguard Mid-Cap Growth Fund
                 (individually, a Fund; collectively, the Funds)


     The Trust has the ability to offer additional funds or classes of shares. There is no limit on the number of full and fractional shares that each Fund may issue.



SERVICE PROVIDERS



     CUSTODIAN. The Bank of New York, One Wall Street, New York, NY 10286 serves as the custodian for Vanguard Selected Value Fund. JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017-2070 serves as the custodian for Vanguard
International Explorer Fund and      serves as the custodian for Vanguard
Mid-Cap Growth Fund. The custodians are responsible for maintaining the Funds' assets and keeping all necessary accounts and records of Fund assets.

     INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103, serves as the Funds' independent accountants. The accountants audit the Funds' annual financial statements and provide other related services.

     TRANSFER AND DIVIDEND-PAYING AGENT. The Funds' transfer agent and dividend-paying agent is The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355.


CHARACTERISTICS OF THE FUNDS' SHARES

     RESTRICTIONS ON HOLDING OR DISPOSING OF SHARES. There are no restrictions on the right of shareholders to retain or dispose of the Funds' shares, other than the possible future termination of the Funds. The Trust or any of its fund(s) may be terminated by reorganization into another mutual fund or by liquidation and distribution of the assets of the affected fund. Unless terminated by reorganization or liquidation, the Funds will continue indefinitely.

     SHAREHOLDER LIABILITY. The Trust is organized under Delaware law, which provides that shareholders of a business trust are entitled to the same limitations of personal liability as shareholders of a corporation organized under Delaware law. Effectively, this means that a shareholder of a Fund will not be personally liable for payment of the Fund's debts except by reason of his or her own conduct or acts. In addition, a shareholder could incur a financial loss on account of a Fund obligation only if the Fund itself had no remaining assets with which to meet such obligation. We believe that the possibility of such a situation arising is extremely remote.

     DIVIDEND RIGHTS. The shareholders of a Fund are entitled to receive any dividends or other distributions declared for such Fund. No shares have priority or preference over any other shares of the same Fund with respect to distributions. Distributions will be made from the assets of a Fund, and will be paid ratably to all shareholders of the Fund according to the number of shares of such Fund held by shareholders on the record date.

     VOTING RIGHTS. Shareholders are entitled to vote on a matter if: (i) a shareholder vote is required under the 1940 Act; (ii) the matter concerns an amendment to the Declaration of Trust that would adversely affect to a material degree the rights and preferences of the shares of any class or fund; or (iii) the trustees determine that it is necessary or desirable to obtain a shareholder vote. The 1940 Act requires a shareholder vote under various circumstances, including to elect or remove trustees upon the written request of shareholders representing 10% or more of a Fund's net assets, and to change any fundamental policy of a Fund. Unless otherwise required by applicable law, shareholders of each Fund receive one vote for each dollar of net asset value owned on the record date, and a fractional vote for each fractional dollar of net asset value owned on the record date. However, only the shares of the fund affected by a particular matter are entitled to vote on that matter. Voting rights are non-cumulative and cannot be modified without a majority vote.

     LIQUIDATION RIGHTS. In the event of liquidation, shareholders will be entitled to receive a pro rate share of the applicable Fund's net assets.

     PREEMPTIVE RIGHTS. There are no preemptive rights associated with each Fund's shares.

     CONVERSION RIGHTS. There are no conversion rights associated with each Fund's shares.

     REDEMPTION PROVISIONS. Each Fund's redemption provisions are described in its current prospectus and elsewhere in this Statement of Additional Information.

     SINKING FUND PROVISIONS. The Funds have no sinking fund provisions.

     CALLS OR ASSESSMENT. Each Fund's shares, when issued, are fully paid and non-assessable.


TAX STATUS OF THE FUND

     Vanguard Selected Value Fund intends to continue to qualify, and each of Vanguard International Explorer Fund and Vanguard Mid-Cap Growth Fund expects to qualify, as a "regulated investment company" under Subchapter M of the Internal Revenue Code. This special tax status means that a Fund will not be liable for federal tax on income and capital gains distributed to shareholders. In order to preserve its tax status, each Fund must comply with certain requirements. If a Fund fails to meet these requirements in any taxable year, it will be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, will be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before regaining its tax status as a regulated investment company.


                               INVESTMENT POLICIES

     The following policies supplement the Funds' investment policies set forth in the Prospectuses:

     Vanguard Mid-Cap Growth Fund invests at least 80% of its assets (net assets plus any borrowings for investment purposes) in common stocks of medium size companies. This policy may only be changed upon 60 days notice to shareholders.

     REPURCHASE AGREEMENTS. Each Fund may invest in repurchase agreements with commercial banks, brokers, or dealers either for defensive purposes due to market conditions or to generate income from its excess cash balances. A repurchase agreement is an agreement under which the Fund acquires a money market instrument (generally a security issued by the U.S. Government or an agency thereof, a banker's acceptance or a certificate of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed upon price and date (normally, the next business day). A repurchase agreement may be considered a loan by the Fund collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by the Fund and is unrelated to the interest rate on the underlying instrument. In these transactions, the securities acquired by the Fund (including accrued interest earned thereon) must have a total value in excess of the value of the repurchase agreement and are held by a custodian bank until repurchased. In addition, the Funds' board of trustees will monitor the Funds' repurchase agreement transactions generally and will establish guidelines and standards for review by the investment adviser of the creditworthiness of any bank, broker, or dealer party to a repurchase agreement.


     The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the underlying security is collateral for a loan by a Fund not within the control of the Fund and therefore the realization by the Fund on such collateral may be automatically stayed. Finally, it is possible that a

Fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. While the adviser acknowledges these risks, it is expected that they can be controlled through careful monitoring procedures.


     ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in illiquid securities. Illiquid securities are securities that may not be sold or disposed of in the ordinary course of business within seven business days at approximately the value at which they are being carried on a Fund's books.

     Each Fund may invest in restricted, privately placed securities that, under the Commission's rules, may be sold only to qualified institutional buyers. Because these securities can be resold only to qualified institutional buyers, or after they have been held for a number of years, they may be considered illiquid securities--meaning that they would be difficult for a Fund to convert to cash if needed.

     If a substantial market develops for a restricted security held by a Fund, it may be treated as a liquid security, in accordance with procedures and guidelines approved by the Funds' board of trustees. This generally includes securities that are unregistered than can be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. While each Fund's investment adviser determines the liquidity of restricted securities on a daily basis, the board oversees and retains ultimate responsibility for the adviser's decisions. Several factors that the board considers in monitoring these decisions include the valuation of a security, the availability of qualified institutional buyers, and the availability of information about the security's issuer.

     FOREIGN INVESTMENTS. Each Fund may invest up to 20% of its assets (and Vanguard International Explorer Fund will invest primarily) in securities of foreign companies. Investors should recognize that investing in foreign companies involves certain special considerations which are not typically associated with investing in U.S. companies.

     Currency Risk. Since the stocks of foreign companies are frequently denominated in foreign currencies, and since each fund may temporarily hold uninvested reserves in bank deposits in foreign currencies, the Funds will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, and may incur costs in connection with conversions between various currencies. The investment policies of the International Explorer and Mid-Cap Growth Funds permit them to enter into forward foreign currency exchange contracts in order to hedge holdings and commitments against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract.

     Country Risk. As foreign companies are not generally subject to uniform accounting, auditing, and financial reporting standards and practices comparable to those applicable to domestic companies, there may be less publicly available information about certain foreign companies than about domestic companies. Securities of some foreign companies are generally less liquid and more volatile than securities of comparable domestic companies. There is generally less government supervision and regulation of foreign stock exchanges, brokers and listed companies than in the U.S. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect U.S. investments in those countries.

     Although each Fund will endeavor to achieve most favorable execution costs in its portfolio transactions, commissions on many foreign stock exchanges are generally higher than commissions on U.S. exchanges. In addition, it is expected that the expenses for custodial arrangements of a Fund's foreign securities will be somewhat greater than the expenses for custodial arrangements for handling U.S. securities of equal value.

     Certain foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from foreign companies held by a Fund. However, these foreign withholding taxes are not expected to have a significant impact on the Funds, since the Funds seek long-term capital appreciation and any income should be considered incidental.

     Emerging Market Investments. Vanguard International Explorer Fund is permitted to invest a limited portion of its assets in the securities of issuers domiciled or doing business in emerging market countries. Investing in emerging market countries involves certain risks not typically associated with investing in U.S. securities, and imposes risks greater than, or in addition to, risks of investing in foreign, developed countries.

These risks include: greater risks of nationalization or expropriation of assets or confiscatory taxation; currency devaluations and other currency exchange rate fluctuations; greater social, economic and political uncertainty and instability (including the risk of war); more substantial government involvement in the economy; less government supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the fund's ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be smaller, less seasoned and newly organized companies; the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about issuers; the risk that it may be more difficult to obtain and/or enforce a judgment in a court outside the United States; and greater price volatility, substantially less liquidity, and significantly smaller market capitalization of securities markets. Also, any change in the leadership or politics of emerging market countries, or the countries that exercise a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and adversely affect existing investment opportunities. In addition, a number of emerging market countries restrict, to various degrees, foreign investment in securities. Furthermore, high rates of inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

     Federal Tax Treatment of Non-U.S. Transactions. Special rules govern the Federal income tax treatment of certain transactions denominated in foreign currency or determined by reference to the value of one or more foreign currencies. The types of transactions covered by the special rules include the following: (i) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock); (ii) the accruing of certain trade receivables and payables; and (iii) the entering into or acquisition of any forward contract, futures contract, option, or similar financial instrument if such instrument is not marked to market. The disposition of a currency other than the U.S. dollar by a taxpayer whose functional currency is the U.S. dollar is also treated as a transaction subject to the special currency rules. However, foreign currency-related regulated futures contracts and nonequity options are generally not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the marking-to-market rules applicable to other futures contracts unless an election is made to have such currency rules apply. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable as ordinary income or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts, and options that are capital assets in the hands of the taxpayer and which are not part of a straddle.

     The Treasury Department issued regulations under which certain transactions subject to the special currency rules that are part of a "section 988 hedging transaction" (as defined in the Internal Revenue Code of 1986, as amended, and the Treasury regulations) will be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. Any gain or loss attributable to the foreign currency component of a transaction engaged in by a fund which is not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) will be treated as capital gain or loss and will not be segregated from the gain or loss on the underlying transaction. It is anticipated that some of the non-U.S. dollar-denominated investments and foreign currency contracts the Fund may make or enter into will be subject to the special currency rules described above.

     Foreign Tax Credit. Foreign governments may withhold taxes on dividends and interest paid with respect to foreign securities. If, at the close of its fiscal year, more than 50% of Vanguard International Explorer Fund's total assets are invested in securities of foreign issuers, the Fund may elect to pass through foreign taxes paid, and thereby allow shareholders to take a tax credit or deduction on their tax returns. If shareholders meet certain holding period requirements with respect to Fund shares, an offsetting tax credit may be available. If shareholders do not meet the holding period requirements, they may still be entitled to a deduction for certain foreign taxes. In either case, a shareholder's tax statement will show more taxable income or capital gains than were actually distributed by the Fund, but will also show the amount of the available offsetting credit or deduction.

     FUTURES AND OPTIONS CONTRACTS. Each Fund may enter into stock futures contracts, options, and options on futures contracts for several reasons: to maintain cash investments while simulating full investment, to facilitate trading, to reduce transaction costs, or to seek higher investment returns when a futures contract is priced more attractively than the underlying equity security or index. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission (CFTC), a U.S. Government agency. To the extent required by law, a fund will establish a segregated account containing liquid assets at least equal in value to the amount of any obligation assumed by the fund under a futures contract.

     Although futures contracts by their terms call for actual delivery or acceptance of the underlying securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position (buying a contract which has previously been sold, or selling a contract previously purchased) in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

     Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin which may range upward from less than 5% of the value of the contract being traded.

     After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. Each Fund expects to earn interest income on its margin deposits.

     Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes in the value of securities otherwise held for investment purposes or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the prices of underlying securities. Each Fund intends to use futures contracts only for bona fide hedging purposes.

     Regulations of the CFTC applicable to the Funds require that all of their futures transactions constitute bona fide hedging transactions except to the extent that the aggregate initial margins and premiums required to establish any non-hedging positions do not exceed five percent of the value of a Fund's portfolio. The Funds will only sell futures contracts to protect securities they own against price declines or purchase contracts to protect against an increase in the price of securities they intend to purchase. As evidence of this hedging interest, the Funds expect that approximately 75% of all futures contract purchases will be "completed;" that is, equivalent amounts of related securities will have been purchased or are being purchased by the Funds upon sale of open futures contracts.

     Although techniques other than the sale and purchase of futures contracts could be used to control the Funds' exposure to market fluctuations, the use of futures contracts may be a more effective means of hedging this exposure. While a Fund will incur commission expenses in both opening and closing out futures positions, these costs are lower than transaction costs incurred in the purchase and sale of portfolio securities.

     Restrictions on the Use of Futures Contracts. A Fund will not enter into futures contract transactions to the extent that, immediately thereafter, the sum of its initial margin deposits on open contracts exceeds 5% of the Fund's total assets. In addition, the Fund will not enter into futures contracts to the extent that its outstanding obligations to purchase securities under these contracts would exceed 20% of the Fund's total assets.

     Risk Factors in Futures Transactions. Positions in futures contracts may be closed out only on an Exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, a Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the ability to effectively hedge. Each Fund will minimize the risk that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

     The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract. However, because the futures strategies of the Funds are engaged in only for hedging purposes, the investment advisers do not believe that the Funds are subject to the risks of loss frequently associated with futures transactions. A Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

     Utilization of futures transactions by a Fund does involve the risk of imperfect or no correlation where the securities underlying futures contracts have different maturities than the portfolio securities being hedged. It is also possible that the Fund could both lose money on futures contracts and also experience a decline in value of its portfolio securities. There is also the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

     Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

     Federal Tax Treatment of Futures Contracts. Each Fund is required for Federal income tax purposes to recognize as income for each taxable year its net unrealized gains and losses on certain futures contracts held as of the end of the year as well as those actually realized during the year. In these cases, any gain or loss recognized with respect to a futures contract is considered to be 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the holding period of the contract. Gains and losses on certain other futures contracts (primarily non-U.S. futures contracts) are not recognized until the contracts are closed and are treated as long-term or short-term depending on the holding period of the contract. Sales of futures contracts which are intended to hedge against a change in the value of securities held by a Fund may affect the holding period of such securities and, consequently, the nature of the gain or loss on such securities upon disposition. The Fund may be required to defer the recognition of losses on futures contracts to the extent of any unrecognized gains on related positions held by the Fund.

     In order for a Fund to continue to qualify for Federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of securities or foreign currencies or other income derived with respect to the Fund's business of investing in such securities or currencies. It is anticipated that any net gain recognized on futures contracts will be considered qualifying income for purposes of the 90% requirement.

     Each Fund will distribute to shareholders annually any net capital gains which have been recognized for Federal income tax purposes on futures transactions. Such distributions will be combined with distributions of capital gains realized on the Fund's other investments and shareholders will be advised on the nature of the transactions.

     LENDING OF SECURITIES. Each Fund may lend its investment securities to qualified institutional investors (typically brokers, dealers, banks or other financial institutions) who need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failures to deliver securities or completing arbitrage operations. By lending its securities, a Fund will be attempting to increase its net investment income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Fund. The terms and the structure and the aggregate amount of such loans must be consistent with the 1940 Act, and the Rules or interpretations of the Commission thereunder. These provisions limit the amount of securities a fund may lend to 33 1/3% of the Fund's total assets (although Vanguard Mid-Cap Growth Fund has an operating policy of limiting the amount of loans to not more than 25% of the value of the total assets of the Fund), and require that (a) the borrower pledge and maintain with the Fund collateral consisting of cash, an irrevocable letter of credit or securities issued or guaranteed by the United States Government having a value at all times not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the borrower "marks to the market" on a daily basis), (c) the loan be made subject to termination by the Fund at any time and (d) the Fund receive reasonable interest on the loan which may include the Fund's investing any cash collateral in interest bearing short-term investments, any distribution on the loaned securities and any increase in their market value. Loan arrangements made by each Fund will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of three business days. All relevant facts and circumstances, including the creditworthiness of the broker, dealer, or institution, will be considered in making decisions with respect to the lending of securities, subject to review by the Funds' board of trustees.

     At the present time, the Staff of the Commission does not object if an investment company pays reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the investment company trustees. In addition, voting rights pass with the loaned securities, but if a material event occurs that affects the securities on loan, the fund must call the loan and vote the securities.

     VANGUARD INTERFUND LENDING PROGRAM. The Commission has issued an exemptive order permitting the Funds and other Vanguard funds to participate in Vanguard's interfund lending program. This program allows the Vanguard funds to borrow money from and loan money to each other for temporary or emergency purposes. The program is subject to a number of conditions, including the requirement that no fund may borrow or lend money through the program unless it receives a more favorable interest rate than is available from a typical bank for a comparable transaction. In addition, a fund may participate in the program only if and to the extent that such participation is consistent with the fund's investment objective and other investment policies. The boards of trustees of the Vanguard funds are responsible for ensuring that the interfund lending program operates in compliance with all conditions of the Commission's exemptive order.

     WHEN-ISSUED SECURITIES. When-issued or delayed delivery securities are subject to market fluctuations due to changes in market interest rates, and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its investment portfolio, a Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems this to be appropriate.

     SHORT SALES. To the extent permitted under "Investment Restrictions" below and in the Prospectus, Vanguard International Explorer Fund may seek to hedge investments or realize additional gains through short sales. Short sales are transactions in which the Fund sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at or prior to the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest that accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker (or by the Fund's custodian in a special custody account), to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales.

     The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund may realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund may be required to pay in connection with a short sale. The Fund's loss on a short sale could theoretically be unlimited in a case where the Fund is unable, for whatever reason, to close out its short position. There can be no assurance that the Fund will be able to close out a short position at any particular time or at an acceptable price. In addition, short positions may result in a loss if a portfolio strategy of which the short position is a part is otherwise unsuccessful.

     TEMPORARY INVESTMENTS. Each Fund may take temporary defensive measures that are inconsistent with the Fund's normal investment policies and strategies in response to adverse market, economic, political or other conditions. Such measures could include investments in (a) highly liquid short-term fixed income securities issued by or on behalf of municipal or corporate issuers, obligations of the U.S. Government and its agencies, commercial paper, and bank certificates of deposit; (b) shares of other investment companies which have investment objectives consistent with those of the Funds; (c) repurchase agreements involving any such securities; and (d) other money market instruments. There is no limit on the extent to which a Fund may take temporary defensive measures. In taking such measures, the Fund may fail to achieve its investment objective.


                             INVESTMENT LIMITATIONS


VANGUARD SELECTED VALUE FUND

The Fund is subject to the following FUNDAMENTAL investment limitations, which cannot be changed in any material way without the approval of the holders of a majority of the Fund's shares. For these purposes, a "majority" of shares means shares representing the lesser of: (i) 67% or more of the Fund's net assets voted, so long as shares representing more than 50% of the Fund's net assets are present or represented by proxy; or (ii) shares representing more than 50% of the Fund's net assets.

     BORROWING. The Fund may not borrow money, except for temporary or emergency purposes in an amount not exceeding 15% of the Fund's net assets. The Fund may borrow money through banks, reverse repurchase agreements, or Vanguard's interfund lending program only, and must comply with all applicable regulatory conditions. The Fund may not make any additional investments whenever its outstanding borrowings exceed 5% of net assets.

     COMMODITIES. The Fund may not invest in commodities, except that the Fund may invest in stock futures contracts, stock options, and options on stock futures contracts. No more than 5% of the Fund's total assets may be used as initial margin deposit for futures contracts. Additionally, no more than 20% of the Fund's total assets may be invested in swap agreements at any time.

     DIVERSIFICATION. With respect to 75% of its total assets, the Fund may not:
(i) purchase more than 10% of the outstanding voting securities of any one issuer; or (ii) purchase securities of any issuer if, as a result, more than 5% of the Fund's total assets would be invested in that issuer's securities. This limitation does not apply to obligations of the United States Government, its agencies, or instrumentalities.

     ILLIQUID SECURITIES. The Fund may not acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid.

     INDUSTRY CONCENTRATION. The Fund may not invest more than 25% of its total assets in any one industry.

     INVESTING FOR CONTROL. The Fund may not invest in a company for purposes of controlling its management.

     INVESTMENT COMPANIES. The Fund may not invest in any other investment company, except through a merger, consolidation or acquisition of assets approved by the Fund's shareholders, or to the extent permitted by Section 12 of the 1940 Act. Investment companies whose shares the Fund acquires pursuant to
Section 12 must have investment objectives and investment policies consistent with those of the Fund.

     LOANS. The Fund may not lend money to any person except by purchasing fixed income securities that are publicly distributed or customarily purchased by institutional investors, by lending its portfolio securities, or through Vanguard's interfund lending program.

     MARGIN. The Fund may not purchase securities on margin or sell securities short, except as permitted by the Fund's investment policies relating to commodities.

     PLEDGING ASSETS. The Fund may not pledge, mortgage, or hypothecate more than 15% of its net assets.

     REAL ESTATE. The Fund may not invest directly in real estate, although it may invest in securities of companies that deal in real estate and bonds secured by real estate.

     SENIOR SECURITIES. The Fund may not issue senior securities, except in compliance with the 1940 Act.

     UNDERWRITING. The Fund may not engage in the business of underwriting securities issued by other persons. The Fund will not be considered an underwriter when disposing of its investment securities.

     UNSEASONED COMPANIES. The Fund may not invest more than 5% of its assets in companies that have less than three years operating history (including the operating history of any predecessors).

     PUTS AND CALLS. The Fund may not purchase or sell put options or call options, except as provided in the prospectus.


VANGUARD INTERNATIONAL EXPLORER FUND

The Fund is subject to the following FUNDAMENTAL investment limitations, which cannot be changed in any material way without the approval of the holders of a majority of the Fund's shares. For these purposes, a "majority" of shares means shares representing the lesser of: (i) 67% or more of the Fund's net assets voted, so long as shares representing more than 50% of the Fund's net assets are present or represented by proxy; or (ii) shares representing more than 50% of the Fund's net assets.

     BORROWING. The Fund may borrow money or issue senior securities only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     COMMODITIES. The Fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This limitation shall not prevent the Fund from purchasing, selling or entering into securities or other instruments backed by physical commodities, foreign currencies, foreign currency forward contracts, foreign currency options, futures contracts, options on futures contracts, swap agreements, or other derivative instruments, subject to compliance with applicable provisions of the federal securities and commodities laws.

     DIVERSIFICATION. The Fund may not change its classification as a "management company" or its subclassifications as an "open-end company" and as a "diversified company" as each such term is defined in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     INDUSTRY CONCENTRATION. The Fund may not concentrate its investments in a particular industry or group of industries, within the meaning of the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     LOANS. The Fund may make loans only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     REAL ESTATE. The Fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments. This limitation shall not prevent the Fund from investing in securities or other instruments backed by real estate or securities issued by any company engaged in the real estate business.

     SENIOR SECURITIES. The Fund may borrow money or issue senior securities only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     UNDERWRITING. The Fund may not act as an underwriter of another issuer's securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, in connection with the purchase and sale of portfolio securities.

     The Fund also has the following operational, NON-FUNDAMENTAL policies:

     BORROWING. The Fund may not borrow money, except for temporary or emergency purposes in an amount not exceeding 15% of the Fund's net assets. The Fund may borrow money through banks, reverse repurchase agreements, or Vanguard's interfund lending program only, and must comply with all applicable regulatory conditions. The Fund may not make any additional investments whenever its outstanding borrowings exceed 5% of net assets.

     COMMODITIES. No more than 5% of the Fund's total assets may be used as initial margin deposit for futures contracts and no more than 20% of the Fund's total assets may be obligated under futures contracts, options, swap agreements, or other derivative instruments at any time.

     ILLIQUID SECURITIES. The Fund may not acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid.

     INDUSTRY CONCENTRATION. The fundamental investment limitation governing concentration of the Fund's investments in a particular industry or group of industries shall not be deemed to (1) limit the ability of the Fund to invest in securities issued by any company or group of companies located in any country or group of countries, or (2) limit the ability of the Fund to invest in obligations issued or guaranteed by any government, or any agency or instrumentality of any government, of any country.

     LOANS. The Fund may not lend money to any person except by purchasing fixed income securities that are publicly distributed or customarily purchased by institutional investors, by lending its portfolio securities, or through Vanguard's interfund lending program.

     MARGIN. The Fund may not purchase securities on margin or sell securities short, except as permitted by the Fund's investment policies relating to commodities.

     PLEDGING ASSETS. The Fund may not pledge, mortgage, or hypothecate more than 15% of its net assets.

     PUTS AND CALLS. The Fund may not purchase or sell put options or call options, except as provided in the prospectus.


VANGUARD MID-CAP GROWTH FUND

The Fund is subject to the following FUNDAMENTAL investment limitations, which cannot be changed in any material way without the approval of the holders of a majority of the Fund's shares. For these purposes, a "majority" of shares means shares representing the lesser of: (i) 67% or more of the Fund's net assets voted, so long as shares representing more than 50% of the Fund's net assets are present or represented by proxy; or (ii) shares representing more than 50% of the Fund's net assets.

     BORROWING. The Fund may borrow money or issue senior securities only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     COMMODITIES. The Fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This limitation shall not prevent the Fund from purchasing, selling or entering into securities or other instruments backed by physical commodities, foreign currencies, foreign currency forward contracts, foreign currency options, futures contracts, options on futures contracts, swap agreements, or other derivative instruments, subject to compliance with applicable provisions of the federal securities and commodities laws.

     DIVERSIFICATION. The Fund may not change its classification as a "management company" or its subclassifications as an "open-end company" and as a "diversified company" as each such term is defined in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     INDUSTRY CONCENTRATION. The Fund may not concentrate its investments in a particular industry or group of industries, within the meaning of the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     LOANS. The Fund may make loans only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     REAL ESTATE. The Fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments. This limitation shall not prevent the Fund from investing in securities or other instruments backed by real estate or securities issued by any company engaged in the real estate business.

     SENIOR SECURITIES. The Fund may borrow money or issue senior securities only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     UNDERWRITING. The Fund may not act as an underwriter of another issuer's securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, in connection with the purchase and sale of portfolio securities.

     The Fund also has the following operational, non-fundamental policies:

     BORROWING. The Fund may not borrow money, except for temporary or emergency purposes in an amount not exceeding 15% of the Fund's net assets. The Fund may borrow money through banks, reverse repurchase agreements, or Vanguard's interfund lending program only, and must comply with all applicable regulatory conditions. The Fund may not make any additional investments whenever its outstanding borrowings exceed 5% of net assets.

     COMMODITIES. No more than 5% of the Fund's total assets may be used as initial margin deposit for futures contracts and no more than 20% of the Fund's total assets may be obligated under futures contracts, options, swap agreements, or other derivative instruments at any time.

     INDUSTRY CONCENTRATION. The fundamental investment limitation governing concentration of the Fund's investments in a particular industry or group of industries shall not be deemed to (1) limit the ability of the Fund to invest in securities issued by any company or group of companies located in any country or group of countries, or (2) limit the ability of the Fund to invest in obligations issued or guaranteed by any government, or any agency or instrumentality of any government, of any country.

     ILLIQUID SECURITIES. The Fund may not acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid.

     INVESTING FOR CONTROL. The Fund may not investment in a company for purposes of controlling its management.

     INVESTMENT COMPANIES. The Fund may invest in any other investment company only as permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

     LOANS. The Fund may not lend money to any person except by purchasing fixed income securities that are publicly distributed or customarily purchased by institutional investors, by lending its portfolio securities, or through Vanguard's interfund lending program.

     MARGIN. The Fund may purchase securities on margin or sell securities short, except as permitted by the Fund's investment policies relating to commodities.

     PLEDGING ASSETS. The Fund may not pledge, mortgage, or hypothecate more than 15% of its nets assets.

     PURCHASES ON MARGIN. The Fund may not purchase securities on margin.

     PUTS AND CALLS. The Fund may not purchase or sell put options or call options, except as provided in the prospectus.

     SHORT SALES. The Fund may not sell securities short.

     The above-mentioned investment limitations for each Fund are considered at the time investment securities are purchased. If a percentage restriction is adhered to at the time the investment is made, a later increase in percentage resulting from a change in the market value of assets will not constitute a violation of such restriction. None of these limitations prevents a Fund from participating in The Vanguard Group, Inc. (Vanguard). As a member of The Vanguard Group of Investment Companies, each Fund may own securities issued by Vanguard, make loans to Vanguard, and contribute to Vanguard's costs or other financial requirements. See "Management of the Funds" for more information.


                             YIELD AND TOTAL RETURN


     The yield of Vanguard Selected Value Fund and Vanguard Mid-Cap Growth Fund for the 30-day period ended October 31, 2001, was x.xx% and x.xx%, respectively. The average annual total returns (both before and after taxes) of each Fund for certain periods ended October 31, 2001, are set forth below:


                                         1 YEAR ENDED   5 YEARS ENDED        SINCE
                                          10/31/2001      10/31/2001      INCEPTION**
                                          ----------      ----------      -----------
VANGUARD SELECTED VALUE FUND*
Return Before Taxes                           x.xx%          x.xx%            x.xx%
Return After Taxes on Distributions           x.xx           x.xx             x.xx
Return After Taxes on
Distributions and Sale of Fund Shares         x.xx           x.xx             x.xx
VANGUARD INTERNATIONAL
EXPLORER FUND
Return Before Taxes                           x.xx%          x.xx%            x.xx%
Return After Taxes on Distributions           x.xx           x.xx             x.xx
Return After Taxes on
Distributions and Sale of Fund Shares         x.xx           x.xx             x.xx
VANGUARD MID-CAP GROWTH FUND
Return Before Taxes                           x.xx%          x.xx%            x.xx%
Return After Taxes on Distributions           x.xx           x.xx             x.xx
Return After Taxes on
Distributions and Sale of Fund Shares         x.xx           x.xx             x.xx


* Reflective of the 1% fee that is assessed on redemptions of shares purchased on or after August 7, 2001, and held for less than five years.

** February 15, 1996, for Selected Value Fund; November 4, 1996, for International Explorer Fund; and December 31, 1997, for Mid-Cap Growth Fund.

AVERAGE ANNUAL TOTAL RETURN

     Average annual total return is the average annual compounded rate of return for the periods of one year, five years, ten years or the life of the fund, all ended on the last day of a recent month. Average annual total return quotations will reflect changes in the price of the fund's shares and assume that all dividends and capital gains distributions during the respective periods were reinvested in fund shares. Average annual total returns are quoted to the nearest hundredth of one percent.

AVERAGE ANNUAL TOTAL RETURN (BEFORE TAXES)

     Average annual total return is calculated by finding the average annual compounded rates of return over the 1-, 5-, and 10-year periods (or for the periods of the fund's operations) that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                              T = (ERV/P)[to the power (1/N)]- 1

  Where:

          T    = average annual total return
          P    = a hypothetical initial investment of $1,000
          n    = number of years
          ERV = ending redeemable value of a hypothetical $1,000 investment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, and 10-year periods (or fraction portion thereof)

Instructions:

1. Assume the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment.

2. Assume all distributions by the fund are reinvested at the price stated in the prospectus (including any sales load imposed upon reinvestment of dividends) on the reinvestment dates during the period. Adjustments may be made for subsequent re-characterizations of distributions.

3. Include all recurring fees that are charged to all shareholder accounts. For any account fees that vary with the size of the account, assume an account size equal to the fund's mean (or median) account size. Reflect, as appropriate, any recurring fees charged to shareholder accounts that are paid other than by redemption of the fund's shares.

4. Determine the ending value by assuming a complete redemption at the end of the 1-, 5-, or 10-year periods (or fractional portion thereof) and the deduction of all nonrecurring charges deducted at the end of each period. If shareholders are assessed a deferred sales load, assume the maximum deferred sales load is deducted at the times, in the amounts, and under the terms disclosed in the prospectus.

AVERAGE ANNUAL TOTAL RETURN (AFTER TAXES ON DISTRIBUTIONS)

     We calculate a fund's average annual total return (after taxes on distributions) by finding the average annual compounded rates of return over the 1-, 5-, and 10-year periods (or for the periods of the fund's operations) that would equate the initial amount invested to the after-tax ending value, according to the following formulas:

                            T = (ATV [sub]D/P)[to the power(1/N)] - 1

   Where:

        T         = average annual total return (after taxes on distributions)
        P         = a hypothetical initial investment of $1,000
        n         = number of years

        ATV[sub]D = ending value of a hypothetical $1,000 investment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion thereof), after taxes on fund distributions but not after taxes on redemption

Instructions:

1. Assume the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment.

2. Assume all distributions by the fund--less the taxes due on such distributions--are reinvested at the price stated in the prospectus (including any sales load imposed upon reinvestment of dividends) on the reinvestment dates during the period.

3. Include all recurring fees that are charged to all shareholder accounts. For any account fees that vary with the size of the account, assume an account size equal to the fund's mean (or median) account size. Assume that no additional taxes or tax credits result from any redemption of shares required to pay such fees. Reflect, as appropriate, any recurring fees charged to shareholder accounts that are paid other than by redemption of the fund's shares.

4. Calculate the taxes due on any distributions by the fund by applying the highest individual marginal federal income tax rates in effect on the reinvest date, to each component of the distributions on the reinvestment date (e.g., ordinary income, short-term capital gain, long-term capital gain). For periods after December 31, 1997, the federal marginal tax rates used for the calculations are 39.6% for ordinary income and short-term capital gains and 20% for long-term capital gains. Note that the applicable tax rates may vary over the measurement period. Distributions should be adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date. Assume no taxes are due on the portion of any distribution that would not result in federal income tax on an individual, e.g., tax-exempt interest or non-taxable returns of capital. The effect of applicable tax credits, such as the foreign tax credit, should be taken into account in accordance with federal tax law. Disregard any potential tax liabilities other than federal tax liabilities (e.g., state and local taxes); the effect of phaseouts of certain exemptions, deductions, and credits at various income levels; and the impact of the federal alternative minimum tax.

5. Determine the ending value by assuming a complete redemption at the end of the 1-, 5-, or 10-year periods (or fractional portion thereof) and the deduction of all nonrecurring charges deducted at the end of each period.
      If shareholders are assessed a deferred sales load, assume the maximum deferred sales load is deducted at the times, in the amounts, and under the terms disclosed in the prospectus. Assume that the redemption has no tax consequences.

AVERAGE ANNUAL TOTAL RETURN (AFTER TAXES ON DISTRIBUTIONS AND REDEMPTION)

     We calculate a fund's average annual total return (after taxes on distributions and redemption) by finding the average annual compounded rates of return over the 1-, 5-, and 10-year periods (or for the periods of the fund's operations) that would equate the initial amount invested to the after-tax ending value, according to the following formulas:

                           T = (ATV [sub]DR/P)[to the power (1/N)]-1

  Where:

      T            = average annual total return (after taxes on distributions and redemption)
      P            = a hypothetical initial investment of $1,000
      n            = number of years
      ATV[sub]DR   = ending value of a hypothetical $1,000 investment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion thereof), after taxes on fund distributions and redemption

Instructions:

1. Assume the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment.

2. Assume all distributions by the fund--less the taxes due on such distributions--are reinvested at the price stated in the prospectus (including any sales load imposed upon reinvestment of dividends) on the reinvestment dates during the period.

3. Include all recurring fees that are charged to all shareholder accounts. For any account fees that vary with the size of the account, assume an account size equal to the fund's mean (or median) account size. Assume that no additional taxes or tax credits result from any redemption of shares required to pay such fees.

     Reflect, as appropriate, any recurring fees charged to shareholder accounts that are paid other than by redemption of the fund's shares.

4. Calculate the taxes due on any distributions by the fund by applying the highest individual marginal federal income tax rates in effect on the reinvest date, to each component of the distributions on the reinvestment date (e.g., ordinary income, short-term capital gain, long-term capital gain). For periods after December 31, 1997, the federal marginal tax rates used for the calculations are 39.6% for ordinary income and short-term capital gains and 20% for long-term capital gains. Note that the applicable tax rates may vary over the measurement period. Distributions should be adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date. Assume no taxes are due on the portion of any distribution that would not result in federal income tax on an individual, e.g., tax-exempt interest or non-taxable returns of capital. The effect of applicable tax credits, such as the foreign tax credit, should be taken into account in accordance with federal tax law. Disregard any potential tax liabilities other than federal tax liabilities (e.g., state and local taxes); the effect of phaseouts of certain exemptions, deductions, and credits at various income levels; and the impact of the federal alternative minimum tax.

5. Determine the ending value by assuming a complete redemption at the end of the 1-, 5-, or 10-year periods (or fractional portion thereof) and the deduction of all nonrecurring charges deducted at the end of each period. If shareholders are assessed a deferred sales load, assume the maximum deferred sales load is deducted at the times, in the amounts, and under the terms disclosed in the prospectus.

6. Determine the ending value by subtracting capital gains taxes resulting from the redemption and adding the tax benefit from capital losses resulting from the redemption.

     (a) Calculate the capital gain or loss upon redemption by subtracting the tax basis from the redemption proceeds (after deducting any nonrecurring charges as specified by Instruction 5).

     (b) The fund should separately track the basis of shares acquired through the $1,000 initial investment and each subsequent purchase through reinvested distributions. In determining the basis for a reinvested distribution, include the distribution net of taxes assumed paid from the distribution, but not net of any sales loads imposed upon reinvestment. Tax basis should be adjusted for any distributions representing returns of capital and any other tax basis adjustments that would apply to an individual taxpayer, as permitted by applicable federal tax law.

     (c) The amount and character (e.g., short-term or long-term) of capital gain or loss upon redemption should be separately determined for shares acquired through the $1,000 initial investment and each subsequent purchase through reinvested distributions. The fund should not assume that shares acquired through reinvestment of distributions have the same holding period as the initial $1,000 investment. The tax character should be determined by the length of the measurement period in the case of the initial $1,000 investment and the length of the period between reinvestment and the end of the measurement period in the case of reinvested distributions.

     (d) Calculate the capital gains taxes (or the benefit resulting from tax losses) using the highest federal individual capital gains tax rate for gains of the appropriate character in effect on the redemption date and in accordance with federal tax law applicable on the redemption date. For example, applicable federal tax law should be used to determine whether and how gains and losses from the sale of shares with different holding periods should be netted, as well as the tax character (e.g., short-term or long-term) of any resulting gains or losses. Assume that a shareholder has sufficient capital gains of the same character from other investments to offset any capital losses from the redemption so that the taxpayer may deduct the capital losses in full.


CUMULATIVE TOTAL RETURN


     Cumulative total return is the cumulative rate of return on a hypothetical initial investment of $1,000 for a specified period. Cumulative total return quotations reflect changes in the price of the Fund's shares and assume that all dividends and capital gains distributions during the period were reinvested in Fund shares. Cumulative total return is calculated by finding the cumulative rates of a return of a hypothetical investment over such periods, according to the following formula (cumulative total return is then expressed as a percentage):

                                 C = (ERV/P) - 1

  Where:

          C   = cumulative total return
          P   = a hypothetical initial investment of $1,000
          ERV = ending redeemable value: ERV is the value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period

SEC YIELD

     Yield is the net annualized yield based on a specified 30-day (or one month) period assuming semiannual compounding of income. Yield is calculated by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period, according to the following formula:

                          YIELD = 2[((A-B)/CD+1)[to the power 6] - 1]

  Where:

          a    = dividends and interest earned during the period
          b    = expenses accrued for the period (net of reimbursements)
          c    = the average daily number of shares outstanding during the period that were entitled to receive dividends
          d    = the maximum offering price per share on the last day of the period


                                   SHARE PRICE


     Each Fund's share price, called its net asset value, or NAV, is calculated each business day after the close of regular trading on the New York Stock Exchange, generally 4 p.m., Eastern time. Net asset value per share is computed by dividing the net assets of the Fund by the number of Fund shares outstanding. On holidays or other days when the Exchange is closed, the NAV is not calculated, and the Fund does not transact purchase or redemption requests. However, on those days the value of the Fund's assets may be affected to the extent that the Fund holds foreign securities that trade on foreign markets that are open.

     Stocks held by a Vanguard fund are valued at their market value when reliable market quotations are readily available. Certain short-term debt instruments used to manage a fund's cash are valued on the basis of amortized cost. The values of any foreign securities held by a fund are converted into U.S. dollars using an exchange rate obtained from an independent third party.

     When reliable market quotations are not readily available, securities are priced at their fair value, calculated according to procedures adopted by the board of trustees. A fund also may use fair-value pricing if the value of a security it holds is materially affected by events occurring after the close of the primary markets or exchanges on which the security is traded. This most commonly occurs with foreign securities, but may occur in other cases as well. When fair-value pricing is employed, the prices of securities used by a fund to calculate its net asset value may differ from quoted or published prices for the same securities.

     Vanguard fund share prices can be found daily in the mutual fund listings of most major newspapers under various "Vanguard" headings.


                               PURCHASE OF SHARES


     The purchase price of shares of each Fund is the net asset value per share next determined after the order is received. The net asset value per share is calculated as of the regular close of the Exchange on each day the Exchange is open for business. An order received prior to the close of the Exchange will be executed at the price computed on the date of receipt; and an order received after the close of the Exchange will be executed at the price computed on the next day the Exchange is open.

     Each Fund reserves the right in its sole discretion (i) to suspend the offering of its shares, (ii) to reject purchase orders when in the judgment of management such rejection is in the best interest of the Fund, and (iii) to reduce or waive the minimum investment for or any other restrictions on initial and subsequent investments for certain fiduciary accounts, such as employee benefit plans, or under circumstances where certain economies can be achieved in sales of the Fund's shares.

                              REDEMPTION OF SHARES


     Each Fund may suspend redemption privileges or postpone the date of payment
(i) during any period that the New York Stock Exchange is closed, or trading on the Exchange is restricted as determined by the Commission, (ii) during any period when an emergency exists as defined by the Commission as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets, and (iii) for such other periods as the Commission may permit.

     Each Fund has made an election with the Commission to pay in cash all redemptions requested by any shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of the Fund at the beginning of such period.

     There is no charge for share redemptions from International Explorer and P Funds. For Selected Value Fund, there is a 1% fee assessed on redemptions of shares purchased on or after August 7, 2001, and held for less than five years, and there is a 2% fee assessed on redemptions of shares purchased on or after August 7, 2001, and held for less than one year. Shares redeemed may be worth more or less than what was paid for them, depending on the market value of the securities held by the Fund.

     We will always redeem your oldest shares first. In addition, in the event that you transfer your shares to a different account registration, the shares will retain their redemption fee status. If you transfer less than 100% of your account, we will carry over the redemption fee status of your shares on a proportionate basis.

     For example, assume that John and Mary Doe hold 200 Fund shares in a jointly registered account, with 150 shares (75% of the total shares) currently subject to the redemption fee, and 50 shares (25% of the total shares) currently exempt from the redemption fee. If the Does transfer 50 of their 200 shares to an account registered in one of their individual names, 25% of the transferred shares (or, 12.5 shares) will be exempt from the redemption fee, and 75% of the transferred shares (or 37.5 shares) will continue to be subject to the redemption fee. Following the share transfer, the jointly registered account will hold 150 shares, with 25% of those shares (or, 37.5 shares) exempt from the redemption fee, and 75% of those shares (or, 112.5 shares) still subject to the redemption fee. This same procedure would apply if, rather than transferring shares to a different account registration, the Does were to convert a portion of their shares to a different share class.

     All shares become exempt from the redemption fee based on their initial purchase date, regardless of whether such shares are subsequently transferred to a different account registration or converted to a different share class.

     From time to time, the Fund may waive or modify redemption fees for certain categories of investors.


                             MANAGEMENT OF THE FUNDS


THE VANGUARD GROUP

     Each Fund is a member of The Vanguard Group of Investment Companies which consists of more than 100 funds. Through their jointly-owned subsidiary, The Vanguard Group, Inc. (Vanguard), the Funds and the other funds in The Vanguard Group obtain at cost virtually all of their corporate management, administrative, and distribution services. Vanguard also provides investment advisory services on an at-cost basis to several of the Vanguard funds.

     Vanguard employs a supporting staff of management and administrative personnel needed to provide the requisite services to the funds and also furnishes the funds with necessary office space, furnishings, and equipment. Each fund pays its share of Vanguard's total expenses which are allocated among the funds under procedures approved by the trustees of each fund. In addition, each fund bears its own direct expenses such as legal, auditing, and custodian fees.

     The Funds' officers are also officers and employees of Vanguard. No officer or employee owns, or is permitted to own any securities of any external adviser for the funds.

     Vanguard, Vanguard Marketing Corporation, the funds' advisers, and the funds have adopted Codes of Ethics designed to prevent employees who may have access to nonpublic information about the trading activities of the funds (access persons) from profiting from that information. The Codes permit access persons to invest in securities for their own accounts, including securities that may be held by the funds, but places substantive and procedural restrictions on their trading activities. For example, the Codes require that access persons of the funds receive advance approval for every securities trade to ensure that there is no conflict with the trading activities of the funds.

     Vanguard was established and operates under an Amended and Restated Funds' Service Agreement which was approved by the shareholders of each of the funds. The amounts which each of the funds has invested are adjusted from time to time in order to maintain the proportionate relationship between each fund's relative net assets and its contribution to Vanguard's capital. The Amended and Restated Funds' Service Agreement provides as follows: (a) each Vanguard fund may be called upon to invest up to 0.40% of its current net assets in Vanguard, and (b) there is no other limitation on the dollar amount that each Vanguard fund may contribute to Vanguard's capitalization. At October 31, 2001, Vanguard Selected Value Fund had contributed capital of $185,000, to Vanguard, representing 0.02%, of the Fund's net assets, and 0.20% of Vanguard's capitalization. Vanguard International Explorer Fund and Vanguard Mid-Cap Growth Fund had not commenced operations as a Vanguard fund as of October 31, 2001.

     MANAGEMENT. Corporate management and administrative services include: (1) executive staff; (2) accounting and financial; (3) legal and regulatory; (4) shareholder account maintenance; (5) monitoring and control of custodian relationships; (6) shareholder reporting; and (7) review and evaluation of advisory and other services provided to the Vanguard funds by third parties.

     DISTRIBUTION. Vanguard Marketing Corporation, a wholly-owned subsidiary of The Vanguard Group, Inc., provides all distribution and marketing activities for the funds in the Group. The principal distribution expenses are for advertising, promotional materials, and marketing personnel. Distribution services may also include organizing and offering to the public, from time to time, one or more new investment companies which will become members of The Vanguard Group. The trustees review and approve the amount to be spent annually on distribution activities and the manner and amount to be spent on each fund. The trustees also determine whether to organize new investment companies.

     One half of the distribution expenses of a marketing and promotional nature is allocated among the funds based upon their relative net assets. The remaining one half of these expenses is allocated among the funds based upon each fund's sales for the preceding 24 months relative to the total sales of the funds as a Group. Provided, however, that no fund's aggregate quarterly rate of contribution for distribution expenses of a marketing and promotional nature shall exceed 125% of the average distribution expense rate for The Vanguard Group, and that no fund shall incur annual distribution expenses in excess of
0.20 of 1% of its average month-end net assets.

     During the fiscal years ended October 31, 1999, 2000, and 2001, Vanguard Selected Value Fund incurred approximately $854,000, $706,000, and $2,304,000, respectively, of The Vanguard Group's management and administrative (including transfer agency), distribution, and marketing expenses.

     Prior to joining the Vanguard Group, Vanguard International Explorer Fund was party to administrative agreements, under which, for the fiscal years ended October 31, 1999, 2000, and 2001, the Fund paid the following administrative fees, net of waivers: $18,439, $59,760, and $87,205, respectively.

     Prior to joining the Vanguard Group, Vanguard Mid-Cap Growth Fund was party to an administrative agreement, under which, for the fiscal years ended October 31, 1999, 2000, and 2001, the Fund paid the following administrative fees:
$45,625, $45,552, and $, respectively.

     Prior to joining the Vanguard Group, Vanguard Mid-Cap Growth Fund was party to a distribution agreement, under which, for the fiscal year ended October 31, 2001, the aggregate sales commissions received by the Distributor were $. For
the fiscal year ended October 31, 2001, the Fund paid $       under its
distribution plan, of which $ was paid as compensation to broker-dealers, $
was compensation to sales personnel, $      was for reimbursement of advertising
and marketing materials, $ was for reimbursement of printing and postage expenses, and $ was for miscellaneous other expenses.

     Prior to joining the Vanguard Group, Vanguard Mid-Cap Growth Fund was party to a shareholder services plan under which, for the fiscal year ended October 31, 2001, the Fund paid $ in shareholder servicing fees.

     Each Fund has asked its investment adviser to direct certain security trades, subject to obtaining the best price and execution, to brokers who have agreed to rebate to the Fund part of the commissions generated. Such rebates are used solely to reduce the Fund's management and administrative expenses and are not reflected in these totals.

     INVESTMENT ADVISORY SERVICES. Vanguard also provides investment advisory services to many Vanguard funds. These services are provided on an at-cost basis from a money management staff employed directly by Vanguard.


OFFICERS AND TRUSTEES


     The officers of the Funds manage their day-to-day operations under the direction of the Funds' board of trustees. The trustees set broad policies for the Funds and choose the Funds' officers. Each trustee serves each Fund until its termination; until the trustee's retirement, resignation, death; or otherwise as specified in the Trust's organizational documents. Any trustee may be removed at a meeting of shareholders by a vote representing two-thirds of the total net asset value of all shares of each Fund. Each trustee also serves as a director of The Vanguard Group, Inc.

     The following chart shows information for each trustee and executive officer of the Funds. The mailing address of the trustees and officers is P.O. Box 876, Valley Forge, PA 19482.


                                                                                                                       NUMBER OF
                                                                                                                     VANGUARD FUNDS
                          POSITION(S) HELD        TRUSTEE/OFFICER       PRINCIPAL OCCUPATION(S) DURING                OVERSEEN BY
NAME, DATE OF BIRTH          WITH FUND               SINCE                    THE PAST FIVE YEARS                   TRUSTEE/OFFICER
-----------------------------------------------------------------------------------------------------------------------------------
John J. Brennan*          Chairman of the          May, 1987         Chairman of the Board, Chief Executive                106
(July 29, 1954)           Board, Chief                               Officer, and Director(Trustee) of The
                          Executive Officer                          Vanguard Group, Inc. and each of the
                          and Trustee                                investment companies served by The
                                                                     Vanguard Group, Inc.

-----------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Charles D. Ellis          Trustee                  January, 2001     The Partners of '63 (pro bono ventures in             106
(October 23, 1937)                                                   education); Senior Advisor to Greenwich
                                                                     Associates (international business strategy
                                                                     consulting); Successor Trustee of Yale
                                                                     University; Overseer of the Stern School
                                                                     of Business at New York University;
                                                                     Trustee of the Whitehead Institute for
                                                                     Biomedical Research.

Rajiv L. Gupta            Trustee                  December, 2001    Chairman and Chief Executive Officer                   84
(December 23, 1945)                                                  (since October, 1999), Vice Chairman
                                                                     (January-September 1999), and Vice
                                                                     President (prior to September, 1999) of
                                                                     Rohm and Haas Co. (chemicals); Director
                                                                     of Technitrol, Inc. (electronic components)
                                                                     and AgereSystems (communication
                                                                     components); Board Member of American
                                                                     Chemistry Council; Trustee of Drexel
                                                                     University.

JoAnn Heffernan Heisen    Trustee                  July, 1998        Vice President, Chief Information Officer,            106
(January 25, 1950)                                                   and Member of the Executive Committee of
                                                                     Johnson & Johnson (pharmaceuticals/ consumer
                                                                     products); Director of the Medical Center
                                                                     at Princeton and Women's Research and
                                                                     Education Institute.


*  Officers of the Fund are "Interested persons" as defined in the 1940 Act.

                                                                                                                       NUMBER OF
                                                                                                                     VANGUARD FUNDS
                          POSITION(S) HELD        TRUSTEE/OFFICER       PRINCIPAL OCCUPATION(S) DURING                OVERSEEN BY
NAME, DATE OF BIRTH          WITH FUND               SINCE                    THE PAST FIVE YEARS                   TRUSTEE/OFFICER
-----------------------------------------------------------------------------------------------------------------------------------
Burton G. Malkiel         Trustee                  May, 1977         Chemical Bank Chairman's Professor of                 106
(August 28, 1932)                                                    Economics, Princeton University; Director of
                                                                     Prudential Insurance Co. of America,  BKF
                                                                     Capital (investment management), The Jeffrey
                                                                     Co. (holding company), and NeuVis, Inc.
                                                                     (software company).

Alfred M. Rankin, Jr.     Trustee                  January, 1993     Chairman, President, Chief Executive                  108
(October 8, 1941)                                                    Officer, and Director of NACCO Industries,
                                                                     Inc. (forklift trucks/housewares/lignite);
                                                                     Director of Goodrich Corporation
                                                                     (industrial products/aircraft systems and
                                                                     services).  Director of the Standard
                                                                     Products Company (supplier for
                                                                     automotive industry) until 1998.

J. Lawrence Wilson        Trustee                  April, 1985       Retired Chairman and Chief Executive                  108
(March 2, 1936)                                                      Officer of Rohm and Haas Co. (chemicals);
                                                                     Director of Cummins Inc. (diesel engines),
                                                                     The Mead Corp. (paper products),
                                                                     and AmerisourceBergen Corp.
                                                                     (pharmaceutical distribution); Trustee of
                                                                     Vanderbilt University.

-----------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS
R. Gregory Barton*        Secretary                June, 2001        Managing Director and General Counsel                 108
(April 25, 1951)                                                     of The Vanguard Group, Inc. (since
                                                                     September, 1997); Secretary of The
                                                                     Vanguard Group, Inc. and of each of the
                                                                     investment companies served by The
                                                                     Vanguard Group, Inc. (since June, 2001);
                                                                     Principal of The Vanguard Group, Inc.
                                                                     (prior to September, 1997).

Thomas J. Higgins*        Treasurer                July, 1998        Principal of The Vanguard Group, Inc.;                108
(May 21, 1957)                                                       Treasurer of each of the investment
                                                                     companies served by The Vanguard
                                                                     Group, Inc. (since July, 1998).


*Officers of the Fund are "Interested persons" as defined in the 1940 Act.

     Mr. Ellis is a Senior Advisor to Greenwich Associates, a firm that consults on business strategy to professional financial services organizations in markets around the world. A large number of financial service providers, including The Vanguard Group, Inc., subscribe to programs of research-based consulting. Vanguard has paid Greenwich subscription fees amounting to less than $200,000 since January 1, 1999. Vanguard's subscription rates are similar to those of other subscribers.

     Board Committees: Each Fund's board has the following committees:

- Audit Committee: This committee oversees the accounting and financial reporting policies, the systems of internal controls, and the independent audits of the Funds and The Vanguard Group, Inc. All independent trustees serve as members of the committee. The committee held three meetings during the Funds' last fiscal year.

- Compensation Committee: This committee oversees the compensation programs established by the Funds and The Vanguard Group, Inc., for the benefit of their employees, officers, and trustees/directors. All independent trustees serve as members of the committee. The committee held two meetings during the Funds' last fiscal year.

- Nominating Committee: This committee nominates candidates for election to the board of directors of The Vanguard Group, Inc. and the board of trustees of the Funds (collectively, the "Vanguard boards"). The committee also has the authority to recommend the removal of any director or trustee from the Vanguard boards. All independent trustees serve as members of the committee. The committee held two meetings during the Fund's last fiscal year.


     The Nominating Committee will consider shareholder recommendations for trustee nominees. Shareholders may send recommendations to Mr. Wilson, Chairman of the Committee.


TRUSTEES' OWNERSHIP OF FUND SHARES


     All trustees allocate their investments among the various Vanguard funds based on their own investment needs. The following table shows each trustee's ownership of shares of the Funds and of all Vanguard funds served by the trustee as of December 31, 2001. As a group, the Funds' trustees and officers own less than 1% of the outstanding shares of the Fund.


                                                DOLLAR RANGE OF    AGGREGATE DOLLAR RANGE
                                                  FUND SHARES      OF VANGUARD FUND SHARES
NAME OF FUND            NAME OF TRUSTEE         OWNED BY TRUSTEE      OWNED BY TRUSTEE
------------------------------------------------------------------------------------------
Vanguard Selected       John J. Brennan               None             Over $100,000
  Value Fund            Charles D. Ellis              None             Over $100,000
                        Rajiv L. Gupta                None             Over $100,000
                        JoAnn Heffernan Heisen        None             Over $100,000
                        Burton G. Malkiel             None             Over $100,000
                        Alfred M. Rankin, Jr.         None             Over $100,000
                        J. Lawrence Wilson            None             Over $100,000

TRUSTEE COMPENSATION

     The same individuals serve as trustees of all Vanguard funds (with three exceptions, which are noted in the table on page B-20), and each fund pays a proportionate share of the trustees' compensation. The funds employ their officers on a shared basis, as well. However, officers are compensated by The Vanguard Group, Inc., not the funds.

     INDEPENDENT TRUSTEES. The funds compensate their independent trustees--that is, the ones who are not also officers of the fund--in three ways:

- The independent trustees receive an annual fee for their service to the funds, which is subject to reduction based on absences from scheduled board meetings.

- The independent trustees are reimbursed for the travel and other expenses that they incur in attending board meetings.

- Upon retirement (after attaining age 65 and completing five years of service), the independent trustees who began their service prior to January 1, 2001, receive a retirement benefit under a separate account arrangement. As of January 1, 2001, the opening balance of each eligible trustee's separate account was generally equal to the net present value of the benefits he or she had accrued under the trustees' former retirement plan. Each eligible trustee's separate account will be credited annually with interest at a rate of 7.5% until the trustee receives his or her final distribution. Those independent trustees who began their service on or after January 1, 2001, are not eligible to participate in the plan.

     "INTERESTED" TRUSTEES. Mr. Brennan serves as a trustee, but is not paid in this capacity. He is, however, paid in his role as officer of The Vanguard Group, Inc.

     COMPENSATION TABLE. The following table provides compensation details for each of the trustees. We list the amounts paid as compensation and accrued as retirement benefits by the Funds for each trustee. In addition, the table shows the total amount of benefits that we expect each trustee to receive from all Vanguard funds upon retirement, and the total amount of compensation paid to each trustee by all Vanguard funds.

                            VANGUARD WHITEHALL FUNDS
                               COMPENSATION TABLE


                                                       PENSION OR
                                                       RETIREMENT
                                                    BENEFITS ACCRUED                                TOTAL
                               AGGREGATE          AS PART OF VANGUARD                           COMPENSATION
                             COMPENSATION           SELECTED VALUE         ESTIMATED ANNUAL    FROM ALL VANGUARD
NAMES OF TRUSTEE             FROM VANGUARD              FUND'S              BENEFITS UPON       FUNDS PAID TO
                          SELECTED VALUE FUND(1)     EXPENSES(1)              RETIREMENT           TRUSTEE(2)
----------------------------------------------------------------------------------------------------------------
John J. Brennan                  None                 None                      None                    None
Charles D. Ellis(3)              $ 81                 None                      None                $104,000
Rajiv L. Gupta(4)                 N/A                  N/A                       N/A                     N/A
JoAnn Heffernan Heisen            100                  $11                   $23,607                 104,000
Bruce K. MacLaury(5)              104                   10                    78,176                  99,000
Burton G. Malkiel                 100                   10                    90,680                 104,000
Alfred M. Rankin, Jr.             100                    7                    46,267                 104,000
James O. Welch, Jr.(5)            100                   12                    97,720                 104,000
J. Lawrence Wilson                100                    4                    67,240                 119,000

(1) The amounts shown in this column are based on Vanguard Selected Value Fund's fiscal year ended October 31, 2001. Vanguard International Explorer Fund and Vanguard Mid-Cap Growth Fund did not commence operation until, 2002.

(2) The amounts reported in this column reflect the total compensation paid to each trustee for his or her service as trustee of 106 Vanguard funds (104 in the case of Mr. Malkiel; 86 in the case of Mr. MacLaury; and 84 in the case of Mr. Gupta) for the 2001 calendar year.

(3)  Mr. Ellis joined the Fund's board effective January 1, 2001.

(4)  Mr. Gupta joined the Fund's board effective December 31, 2001.

(5) Mr. MacLaury and Mr. Welch retired from the Fund's board effective December 31, 2001.

                          INVESTMENT ADVISORY SERVICES



VANGUARD SELECTED VALUE FUND

     Vanguard Selected Value Fund is managed by Barrow, Hanley, Mewhinney & Strauss, Inc. (Barrow, Hanley), One McKinney Plaza, 3232 McKinney Avenue, 15th Floor, Dallas, TX 75204 under the terms of an agreement. The investment philosophy of Barrow, Hanley is to use fundamental research to identify undervalued stocks. James P. Barrow has been designated as portfolio manager for the assets of the Fund. Jim has managed portfolio investments since 1963; with Barrow, Hanley since 1979.

     For the services rendered by Barrow, Hanley, the Fund pays Barrow, Hanley a base advisory fee (the Basic Fee), at the end of each quarter, adjusted by a performance fee adjustment reflecting the investment performance of the Fund relative to the total return of the Russell Midcap Index and the Russell Midcap Value Index. The Russell Midcap Index and the Russell Midcap Value Index are prepared by Frank Russell Company (which is not affiliated with the Fund or any of the Fund's affiliates). The Russell Midcap Index is composed of the 800 smallest stocks (by market capitalization) in the Russell 1000 Index. The Russell Midcap Value Index measures the performance of those companies in the Russell Midcap Index with lower price-to-book ratios and lower forecasted growth values. Barrow, Hanley's fees are calculated according to the following rules:

     (a) TOTAL QUARTERLY FEE PAYABLE. The total quarterly fee payable by the Fund to Barrow, Hanley is the Basic Fee for the quarter plus the adjustment (which may be negative).

     (b) BASIC FEE FOR THE QUARTER. The Basic Fee for the quarter is calculated by applying a quarterly rate based on the following annual percentage rates to the average month-end assets of the Fund for the quarter:

        NET ASSETS                           ANNUAL RATE
        ----------                           -----------
        First $100 million. . . . .             0.40%
        Next $200 million . . . . .             0.35%
        Next $300 million . . . . .             0.25%
        Next $400 million . . . . .             0.20%
        Over $1 billion . . . . . .             0.15%

     (c)PERFORMANCE ADJUSTMENT. The adjustment is based on the cumulative investment performance of the Fund over a trailing 36-month period relative to that of the Russell Midcap Index (the Prior Index), prior to August 1, 2001, and the Russell Midcap Value Index (the Index), on and after August 1, 2001, over the same period. The adjustment, which will be based upon the relative applicability of the Prior Index and the Index (such applicable performance index, the Benchmark), applies as follows:

        CUMULATIVE 36-MONTH PERFORMANCE OF THE                   ADJUSTMENT AS A
        BHMS PORTFOLIO VS. BENCHMARK                        PERCENTAGE OF BASIC FEE*
        ----------------------------                        ------------------------
        Equal to or greater than +12%...................              +50%
        Equal to or greater than +6% but less than +12%.              +25%
        Equal to or greater than -6% but less than +6%..                0%
        Greater than -12% but less than -6%.............              -25%
        Equal to or less than -12%......................              -50%

---------

* For purposes of the adjustment calculation, the basic fee is calculated by applying the above rate schedule against the average net assets of the Fund over the same period for which the performance is measured

     The Index will not be fully operable as the sole Benchmark used to determine the adjustment until the quarter ending July 31, 2004. Until that date, the adjustment will be determined by linking the investment performance of the Prior Index with that of the Index over a trailing 36-month period as follows:

     (a) QUARTER ENDED OCTOBER 31, 2001. The adjustment was determined by linking the investment performance of the Prior Index for the eleven quarters ended July 31, 2001, with that of the Index for the one quarter ended October 31, 2001.

     (b) QUARTER ENDED JANUARY 31, 2002. The adjustment was determined by linking the investment performance of the Prior Index for the ten quarters ended July 31, 2001, with that of the Index for the two quarters ended January 31, 2002.

     (c) QUARTER ENDING APRIL 30, 2002. The adjustment will be determined by linking the investment performance of the Prior Index for the nine quarters ended July 31, 2001, with that of the Index for the three quarters ending April 30, 2002.

     (d) QUARTER ENDING JULY 31, 2002. The adjustment will be determined by linking the investment performance of the Prior Index for eight quarters ended July 31, 2001, with that of the Index for the four quarters ending July 31, 2002.

     (e) QUARTER ENDING OCTOBER 31, 2002. The adjustment will be determined by linking the investment performance of the Prior Index for the seven quarters ended July 31, 2001, with that of the Index for the five quarters ending October 31, 2002.

     (f) QUARTER ENDING JANUARY 31, 2003. The adjustment will be determined by linking the investment performance of the Prior Index for the six quarters ended July 31, 2001, with that of the Index for the six quarters ending January 31, 2003.

     (g) QUARTER ENDING APRIL 30, 2003. The adjustment will be determined by linking the investment performance of the Prior Index for the five quarters ended July 31, 2001, with that of the Index for the seven quarters ending April 30, 2003.

     (h) QUARTER ENDING JULY 31, 2003. The adjustment will be determined by linking the investment performance of the Prior Index for four quarters ended July 31, 2001, with that of the Index for the eight quarters ending July 31, 2003.

     (i) QUARTER ENDING OCTOBER 31, 2003. The adjustment will be determined by linking the investment performance of the Prior Index for the three quarters ended July 31, 2001, with that of the Index for the nine quarters ending October 31, 2003.

     (j) QUARTER ENDING JANUARY 31, 2004. The adjustment will be determined by linking the investment performance of the Prior Index for the two quarters ended July 31, 2001, with that of the Index for the ten quarters ending January 31, 2004.

     (k) QUARTER ENDING APRIL 30, 2004. The adjustment will be determined by linking the investment performance of the Prior Index for the one quarter ended July 31, 2001, with that of the Index for the eleven quarters ending April 30, 2004.

     (l) QUARTER ENDING JULY 31, 2004. The Index will be fully operable as the sole Benchmark for determining the adjustment.

     CALCULATING RELATIVE INVESTMENT PERFORMANCE. The investment performance of the Fund for a period, expressed as a percentage of the net asset value per share of the Fund at the beginning of such period, shall be the sum of: (i) the change in the net asset value per share of the Fund during such period; (ii) the value of the cash distributions per share of the Fund having an ex-dividend date occurring within such period; and (iii) the value of capital gains taxes per share paid or payable by the Fund on undistributed realized long-term capital gains accumulated to the end of such period. The investment record of the Russell Midcap Index, or the Russell Midcap Value Index, for a period will be calculated by adding (i) the change in the level of the Index during the period, and (ii) the value of cash distributions having an ex-dividend date occurring within such period made by companies within the Index. For the fiscal years ended October 31, 1999, 2000, and 2001, the Fund incurred investment advisory fees of $668,000, $622,000, and $1,841,000 (before a performance-based decrease of $294,000, $358,000, and $156,000, respectively).

     RELATED INFORMATION CONCERNING BARROW, HANLEY. Barrow, Hanley, a Nevada corporation, is an investment management firm founded in 1979 which provides investment advisory services to individuals, employee benefit plans, investment companies, and other institutions. Barrow, Hanley is a subsidiary of Old Mutual Asset Managers (US) LLC, which is a subsidiary of Old Mutual plc. As of October 31, 2001, Barrow, Hanley provided investment advisory services to clients having assets with an approximate value of $27 billion.


VANGUARD INTERNATIONAL EXPLORER FUND

     Vanguard International Explorer Fund employs Schroder Investment Management North America Inc. (Schroder), 875 Third Avenue, 22nd Floor, New York, NY 10022-6225, to manage the Fund's assets (the "Schroder Portfolio") under the terms of an agreement.

     For the services to be rendered by Schroder as provided in the Investment Advisory Agreement between the Fund and the adviser, the Fund will pay to Schroder at the end of each of the Fund's fiscal quarters an amount (the Adjusted Fee) equal to a basic fee (Basic Fee) plus a performance adjustment amount (the Adjustment Amount). For purposes of the calculations, both the Basic Fee and the Adjustment Amount will incorporate an asset-based Fee (the Asset
Fee) that is determined by applying a quarterly rate, calculated based on the following annual percentage rate schedule, to the average month-end net assets of the Schroder Portfolio over the applicable time period:


    ANNUAL
  PERCENTAGE       AVERAGE MONTH-END NET
     RATE                  ASSETS
     ----                  ------
    0.30%        On the first $500 million
    0.22%        On the next $500 million
    0.15%        Over $1 billion


     The Basic Fee is equal to the Asset Fee as computed over the fiscal quarter for which the Adjusted Fee is being calculated (the Relevant Fiscal Quarter).

     Subject to the transition rules described below, the Adjustment Amount is equal to the product of an adjustment percentage (the Adjustment Percentage) and the Asset Fee as computed over the 36-month period ending with the Relevant Fiscal Quarter (the Relevant 36-Month Period). The Adjustment Percentage will vary based on the investment performance of the Schroder Portfolio relative to the investment performance of the

Salomon Smith Barney Extended Market EPAC Index (the Index) as determined for the Relevant 36-Month Period.

     The Adjustment Percentage applies as follows:


        CUMULATIVE PERFORMANCE OF THE SCHRODER PORTFOLIO
        VS. INDEX OVER RELEVANT 36-MONTH PERIOD              ADJUSTMENT PERCENTAGE
        ---------------------------------------              ---------------------
        Less than -12%......................                        -50%
        From -12% up to and including -6%                           -25%
        Between -6% and +6%.................                         0%
        From +6% up to and including +12%                           +25%
        More than +12%......................                        +50%

     The Adjustment Amount will not be fully incorporated into the determination of the Adjusted Fee until the close of the quarter ending July 31, 2005. Until that date, the following transition rules will apply:

     1. DATE OF REORGANIZATION THROUGH APRIL 30, 2003. The Adjusted Fee will be equal to the Basic Fee. No Adjustment Amount will apply during this period.

     2. MAY 1, 2003 THROUGH JULY 31, 2005. Beginning May 1, 2003, the Adjusted Fee will be equal to the Basic Fee plus the Adjustment Amount as calculated on the following basis. The Adjustment Amount for the Relevant Fiscal Quarter will be determined on a progressive basis with regards to the number of months elapsed between July 31, 2002, and the end of the Relevant Fiscal Quarter (the progressive adjustment period). During the progressive adjustment period, the Asset Fee for purposes of calculating the Adjustment Amount will be determined with respect to the period from July 31, 2002, through and including the end of the Relevant Fiscal Quarter. Similarly, the Adjustment Percentage will be calculated with respect to the cumulative performance of the Fund and the Index from August 1, 2002, through and including the end of the Relevant Fiscal Quarter. For these purposes, the endpoints and size of the range over which a positive or negative Adjustment Percentage applies and the corresponding maximum adjusted percentage will be multiplied by a fractional time-elapsed Adjustment Percentage. The fraction will equal the number of months elapsed since July 31, 2002, divided by thirty-six.

     Example: Assume that Schroder's compensation is being calculated for the quarter ended January 31, 2004, and that the cumulative performance of the Schroder Portfolio versus the Index for the applicable period is +4%. In this case, an Adjustment Percentage of 12.5% of the Asset Fee calculated over the 18-month period would apply. Each performance breakpoint would be scaled by 18/36 = 0.5, and the performance Adjustment Percentage would also be scaled by 18/36 = 0.5. Hence, 4% cumulative outperformance for the 18 months ending January 31, 2004, would result in a 12.5% adjustment. (Note that this example reflects rounding. In practice, calculations will be extended to the eighth decimal point. Performance shortfalls versus the Index are treated in a symmetric manner to the example provided.)

     3. ON AND AFTER AUGUST 1, 2005. The Adjusted Fee will be equal to the Basic Fee plus the Adjustment Amount as determined for the relevant 36-month period.

     During the fiscal years ended October 31, 1999, 2000, and 2001, Vanguard International Explorer Fund incurred the following investment advisory fees:**

                                     1999        2000        2001
                                     ----        ----        ----
         Basic Fee............    $     0     $  4,665     $34,595
         Advisory Fee Waived       77,451      129,685     144,117

** These fees were paid under a prior investment advisory fee structure.

     RELATED INFORMATION CONCERNING SCHRODER. Schroder is a wholly owned subsidiary of Schroder U.S. Holdings Inc., which currently engages through its subsidiary firms in the asset management business. Affiliates of Schroder U.S. Holdings Inc. (or their predecessors) have been investment managers since 1927. Schroder U.S. Holdings Inc. is an indirect, wholly owned U.S. subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. Schroders plc and its affiliates currently engage in the asset management business, and as of December 31, 2001, had under management assets of approximately $160.1 billion.


VANGUARD MID-CAP GROWTH FUND

     The Fund employs Provident Investment Counsel (Provident), 300 North Lake Avenue, Pasadena, CA 91101, under the terms of an agreement.

     For the services rendered by Provident, the Fund pays to Provident at the end of each of the Fund's fiscal quarters an amount (the Adjusted Fee) equal to a Basic Fee (the Basic Fee) plus a performance Adjustment Amount (the Adjustment Amount). For purposes of the calculations, both the Basic Fee and the Adjustment Amount will incorporate an asset-based fee (the Asset Fee) that is determined by applying a quarterly rate, calculated based on the following annual percentage rate schedule, to the average month-end net assets of the Provident Portfolio over the applicable time period:

            ANNUAL
          PERCENTAGE      AVERAGE MONTH-END NET
             RATE                 ASSETS
             ----                 ------
            0.500%       On the first $50 million
            0.250%       On the next $200 million
            0.175%       On the next $750 million
            0.125%       Over $1 billion

     The Basic Fee is equal to the Asset Fee as computed over the fiscal quarter for which the Adjusted Fee is being calculated (the Relevant Fiscal Quarter).

     Subject to the transition rules described below, the Adjustment Amount is equal to the product of an Adjustment Percentage and the Asset Fee as computed over the 36-month period ending with the Relevant Fiscal Quarter (the relevant 36-month period). The Adjustment Percentage will change proportionately with the investment performance of the Provident Portfolio relative to the investment performance of the Russell Mid-Cap Growth Index (the Index) as determined for the Relevant 36-Month Period.

     The Adjustment Percentage applies as follows:


        CUMULATIVE PERFORMANCE OF PROVIDENT
        PORTFOLIO VS. INDEX OVER RELEVANT                       ADJUSTMENT
        36-MONTH PERIOD                                         PERCENTAGE
        -----------------------------------          --------------------------------
        Less than -7.5%....................                        -60%
        From -7.5% up to and including 0%..           Linear increase from -60% to 0%
        Greater than 0% and up to +7.5%....           Linear increase from 0% to +60%
        More than +7.5%....................                        +60%

     The Adjustment Amount will not be fully incorporated into the determination of the Adjusted Fee until the close of the quarter ending July 31, 2005. Until that date, the following transition rules will apply:

     (a) DATE OF REORGANIZATION THROUGH APRIL 30, 2003. The Adjusted Fee will be equal to the Basic Fee. No Adjustment Amount will apply during this period.

     (b) MAY 1, 2003 THROUGH JULY 31, 2005. Beginning May 1, 2003, the Adjusted Fee will be equal to the Basic Fee plus the Adjustment Amount as calculated on the following basis. The Adjustment Amount for the Relevant Fiscal Quarter will be determined on a progressive basis with regards to the number of months elapsed between July 31, 2002, and the end of the Relevant Fiscal Quarter (progressive adjustment period). During the progressive adjustment period, the Asset Fee for purposes of calculating the Adjustment Amount will be determined with respect to the period from July 31, 2002, through and including the end of the Relevant Fiscal Quarter. Similarly, the Adjustment Percentage will be calculated with respect to the cumulative performance of the Fund and the Index from August 1, 2002, through and including the end of the Relevant Fiscal Quarter. For these purposes, the endpoints and size of the range over which a positive or negative Adjustment Percentage applies and the corresponding maximum adjusted percentage will be multiplied by a fractional time-elapsed Adjustment Percentage. The fraction will equal the number of months elapsed since July 31, 2002, divided by thirty-six.

     Example: Assume that Provident's compensation is being calculated for the quarter ended January 31, 2004, and that the cumulative performance of the Fund versus the Index for the applicable period is +3%. In this case, an Adjustment Percentage of 24% of the Asset Fee calculated over the 18-month period would apply. This would be calculated as [(a/c) x d], where a equals the percentage amount by which the performance of the Fund has exceeded the Index (e.g., 3%), c equals the size of the adjusted range over which the linear adjustment applies, and d is the adjusted maximum Adjustment Percentage. The adjusted range in this case is determined as [(18/36) x 0%] to [(18/36) x 7.5%] = 0% to 3.75%. The size of the adjusted range is then 3.75% minus 0% = c. The maximum Adjustment Percentage is determined as [(18/36) x 60%] = 30% = d. The Adjustment Amount as a percentage of the Basic Fee is then computed as [(3/3.75) x 30%] = 24%. (Note that this example reflects rounding. In practice, calculations will be extended to the eighth decimal point. Performance shortfalls versus the Index are treated in a symmetric manner to the example provided.)

     (c) ON AND AFTER AUGUST 1, 2005. The Adjusted Fee will be equal to the Basic Fee plus the Adjustment Amount as determined for the relevant 36-month period.

     During the fiscal years ended October 31, 1999, 2000, and 2001, Vanguard Mid-Cap Growth Fund incurred the following investment advisory fees:**


                                     1999        2000        2001
                                     ----        ----        ----
         Basic Fee..........      $58,869    $226,135     $xx,xxx
         Advisory Fee Waived       58,869     104,920      xx,xxx


     The adviser formerly provided certain administrative services to the Fund pursuant to Administration Agreements, and earned a fee for providing such services. During the fiscal years ended October 31, 1999, 2000, and 2001, the adviser earned $16,589, $52,271, and $*), respectively.

** These advisory and administrative fees were paid under prior fee structures.

     RELATED INFORMATION CONCERNING PROVIDENT. Provident is an indirect, wholly owned subsidiary of Old Mutual plc, a public limited company based in the United Kingdom. Old Mutual is a financial services group with a substantial life assurance business in South Africa and other southern African countries and an integrated, international portfolio of activities in asset management, banking, and general insurance. As of December 31, 2001, Provident had under management assets of approximately $xxx billion.


DURATION AND TERMINATION OF INVESTMENT ADVISORY AGREEMENTS.

     Vanguard Selected Value Fund's current agreement with its adviser is renewable for successive one-year periods, and Vanguard International Explorer Fund and Vanguard Mid-Cap Growth Fund's current agreements with their advisers in effect for initial to-year periods, and are renewable for successive one-year periods, only if (1) each renewal is specifically approved by a vote of the Fund's board of trustees, including the affirmative votes of a majority of the trustees who are not parties to the agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of considering such approval, or (2) each renewal is specifically approved by a vote of a majority of the Fund's outstanding voting securities. An agreement is automatically terminated if assigned, and may be terminated without penalty at any time (1) by vote of the board of trustees of the Fund on sixty (60) days' written notice to the adviser, (2) by a vote of a majority of the Fund's outstanding voting securities on sixty (60) days' written notice (thirty (30) days' for Vanguard Mid-Cap Growth Fund) to the adviser, or
(3) by the adviser upon ninety (90) days' written notice to the Fund.


BOARD REVIEW OF INVESTMENT ADVISORY AGREEMENT.

     Each fund's board of trustees is responsible for overseeing the performance of the Fund's investment advisers and determining whether to renew the Fund's investment advisory arrangements. The board has a standing request that Vanguard and the advisers provide the board with certain information the board has deemed important to evaluating the short- and long-term performance of the advisers. This information includes a monthly Fund performance analysis and status report from Vanguard and quarterly self-evaluations by the advisers. Vanguard also provides the board with written analyses of each adviser's performance on a periodic basis. Each Fund's portfolio managers also meet with the board from time to time to discuss the management and performance of the Fund and respond to the board's questions concerning the performance of the advisers.

     When the board considers whether to renew an investment advisory contract, the board takes into account numerous factors, including:

-    The nature, extent and quality of the services provided by the adviser.

-    The investment performance of the Fund's assets managed by the adviser.

-    The fair market value of the services provided by the adviser.

- A comparative analysis of expense ratios of, and advisory fees paid by, similar funds.

- The extent to which the adviser has realized or will realize economies of scale as the Fund grows.

- Other sources of revenue to the adviser or its affiliates from its relationship with the Fund and intangible or "fall-out" benefits that accrue to the adviser and its affiliates, if relevant.

- The adviser's control of the operating expenses of the fund, such as transaction costs, including ways in which portfolio transactions for the Fund are conducted and brokers are selected.

     The primary factors underlying the board's determination to renew each Fund's advisory agreements were as follows:

VANGUARD SELECTED VALUE FUND (BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.):

     The board determined that the performance results of the Fund were reasonable, as compared with relevant performance standards, including: (a) the Russell Midcap Index; (b) the average mid-cap value fund (derived from data provided by Lipper Inc.); and (c) other appropriate market indexes.

- The board assessed that the advisory fee paid by the Fund was reasonable based on the average advisory fee for the Fund's Lipper peer group. The board also took into account the nature of the fee arrangements which include breakpoints that will adjust the fee downward as the size of the Fund increases and a performance adjustment that is designed to benefit shareholders by aligning the adviser's fee with the investment returns delivered to shareholders.

- The board evaluated the adviser's investment staff and portfolio management process, and reviewed the composition and overall performance of the Fund on both a short-term and long-term basis. The board considered whether the Fund should obtain alternative portfolio management services and concluded that, under all the circumstances and based on its informed business judgement, the most appropriate course of action in the best interest of the Fund's shareholders was to renew the agreement with Barrow, Hanley.

     Vanguard has adopted specific policies regarding the adviser's selection of brokers. For additional information, please see the Portfolio Transactions section of this Statement of Additional Information.


VANGUARD INTERNATIONAL EXPLORER FUND (SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.):

-    The board  determined that performance  results for Schroder International
     Smaller  Companies  Fund,  the name of the Fund prior to           , 2002,
     when the Fund was reorganized and became a member of The Vanguard Group, were reasonable as compared with the relevant performance standards, including the performance results of: (a) Salomon Smith Barney Extended Market EPAC Index for the same periods; (b) the average actively managed international equity mutual fund (derived from data provided by Lipper Inc.), and (c) other appropriate market indexes.

- The board assessed that the advisory fee to be paid by the Fund was reasonable based on the average advisory fee for the Fund's Lipper peer group. The board also took into account the nature of the fee arrangements which include breakpoints that will adjust the fee downward as the size of the adviser's portfolio increases and a performance adjustment that is designed to benefit shareholders by aligning the adviser's fee with the investment returns delivered to shareholders.

- The board evaluated the adviser's investment staff and portfolio management process and concluded that, under all the circumstances and based on its informed business judgement, the most appropriate course of action in the best interest of the Fund's shareholders was to approve the agreement with Schroder.


VANGUARD MID-CAP GROWTH FUND (PROVIDENT INVESTMENT COUNSEL):

-    The board determined that performance results Provident Investment Counsel
     Mid Cap Fund A, the name of the Fund prior to         , 2002, when the Fund
     was reorganized and became a member of The Vanguard Group, were reasonable as compared with the relevant performance standards, including the performance results of: (a) Russell Midcap Growth Index for the same periods; (b) the average mid-cap growth mutual fund (derived from data provided by Lipper Inc.), and (c) other appropriate market indexes.

- The board assessed that the advisory fee to be paid by the Fund was reasonable based on the average advisory fee for the Fund's Lipper peer group. The board also took into account the nature of the fee arrangements which include breakpoints that will adjust the fee downward as the size of the adviser's portfolio increases and a performance adjustment that is designed to benefit shareholders by aligning the adviser's fee with the investment returns delivered to shareholders.

- The board evaluated the adviser's investment staff and portfolio management process and concluded that, under all the circumstances and based on its informed business judgement, the most appropriate course of action in the best interest of the Fund's shareholders was to approve the agreement with Provident.


                             PORTFOLIO TRANSACTIONS


     Barrow, Hanley, Schroder, and Provident are authorized to (with the approval of the board of trustees) select the brokers or dealers that will execute the purchases and sales of portfolio securities for the respective Fund. The investment advisory agreements direct the advisers to use their best efforts to obtain the best available price and most favorable execution as to all transactions. Each investment adviser has undertaken to execute each investment transaction at a price and commission which provides the most favorable total cost or proceeds reasonably obtainable under the circumstances.

     In placing portfolio transactions, each investment adviser will use its best judgment to choose the broker most capable of providing the brokerage services necessary to obtain the best available price and most favorable execution. The full range and quality of brokerage services available will be considered in making these determinations. In those instances where it is reasonably determined that more than one broker can offer the brokerage services needed to obtain the best available price and most favorable execution, consideration may be given to those brokers which supply investment research and statistical information and provide other services in addition to execution services to the Fund and/or the investment adviser. Each investment adviser considers such information useful in the performance of its obligations under the agreement, but is unable to determine the amount by which such services may reduce its expenses.

     The investment advisory agreements also incorporate the concepts of Section 28(e) of the Securities Exchange Act of 1934 by providing that, subject to the approval of the board of trustees, each investment adviser may cause the Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction; provided that such commission is deemed reasonable in terms of either that particular transaction or the overall responsibilities of the adviser to the Funds and the other funds in the Group.

     Currently, it is each Fund's policy that each investment adviser may at times pay higher commissions in recognition of brokerage services felt necessary for the achievement of better execution of certain securities transactions that otherwise might not be available. An investment adviser will only pay such higher commissions if it believes this to be in the best interest of the Fund. Some brokers or dealers who may receive such higher commissions in recognition of brokerage services related to execution of securities transactions are also providers of research information to an investment adviser and/or the Fund. However, the investment advisers have informed the Fund that they generally will not pay higher commission rates specifically for the purpose of obtaining research services.

     Some securities that are considered for investment by a Fund may also be appropriate for other Vanguard funds or for other clients served by the advisers. If such securities that are compatible with the investment policies of the Funds and one or more of an adviser's other clients and are considered for purchase or sale at or about the same time, then transactions in such securities will be aggregated by that adviser and the purchased securities or sale proceeds will be allocated among the participating Vanguard funds and the other participating clients of the adviser in a manner deemed equitable by the adviser. Although there may be no specified formula for allocating such transactions, the allocation methods used, and the results of such allocations, will be subject to periodic review by the Fund's board of trustees.

     During the fiscal years ended October 31, 1999, 2000, and 2001, the Funds paid the following approximate amounts in brokerage commissions.



    FUND                             1999        2000         2001
    ----                             ----        ----         ----
    Selected Value Fund            $717,000    $343,000    $2,710,000
    International Explorer Fund      29,000      62,000        65,000
    Mid-Cap Growth Fund              22,000      53,000        xx,000


5% SHAREHOLDERS

     As of March 31, 2002, the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owners) of 5% or more of the outstanding shares of the Vanguard International Explorer Fund. The Trust believes that most of the shares referred to below were held by the persons indicated in accounts for their fiduciary, agency, or custodial customers:


    SHAREHOLDER                      PERCENTAGE
    -----------                      ----------
                                       x.x%



     As of March 31, 2002, the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owners) of 5% or more of the outstanding shares of the Vanguard Mid-Cap Growth Fund. The Trust believes that most of the shares referred to below were held by the persons indicated in accounts for their fiduciary, agency, or custodial customers:


    SHAREHOLDER                      PERCENTAGE
    -----------                      ----------
                                        x.x%



                              FINANCIAL STATEMENTS



     Vanguard Selected Value Fund's Financial Statements for the fiscal year ended October 31, 2001, appearing in the Fund's 2001 Annual Report Shareholders, and the report thereon of PricewaterhouseCoopers LLP, independent accountants, also appearing therein, are incorporated by reference in this Statement of Additional Information. The financial statements of Schroder International Smaller Companies Fund for the fiscal year ended October 31, 2001, including notes thereto and the report of PricewaterhouseCoopers LLP, independent accountants, also appearing therein, are also incorporated by reference in this
Statement of Additional Information. (Prior to          , 2002, Vanguard
International Explorer Fund was organized as Schroder International Smaller Companies Fund.) The financial statements of Provident Mid Cap Fund A for the fiscal year ended October 31, 2001, including notes thereto and the report of PricewaterhouseCoopers LLP, independent accountants, also appearing therein, are also incorporated by reference in this Statement of Additional Information.
(Prior to         , 2002, Vanguard Mid-Cap Growth Fund was organized as
Provident Mid Cap Fund A.) For a more complete discussion of the performance, please see each Fund's Annual Report to Shareholders, which may be obtained without charge.


                               COMPARATIVE INDEXES


     Vanguard may use reprinted material discussing The Vanguard Group, Inc. or any of the member funds of The Vanguard Group of Investment Companies.

     Each of the investment company members of The Vanguard Group, including Vanguard Selected Value Fund use one or more of the following unmanaged indexes for comparative performance purposes.

STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX--includes stocks selected by Standard & Poor's Index Committee to include leading industries and to reflect the U.S. stock market.

STANDARD & POOR'S MIDCAP 400 INDEX--is composed of 400 medium sized domestic stocks.

STANDARD & POOR'S SMALL CAP 600/BARRA VALUE INDEX--contains stocks of the S&P SmallCap 600 Index which have a lower than average price-to-book ratio.

STANDARD & POOR'S SMALL CAP 600/BARRA GROWTH INDEX--contains stocks of the S&P SmallCap 600 Index which have a higher than average price-to-book ratio.


WILSHIRE 5000 TOTAL MARKET INDEX--consists of more than 6,000 common equity securities, covering all stocks in the U.S. for which daily pricing is available.


WILSHIRE 4500 COMPLETION INDEX--consists of all stocks in the Wilshire 5000 except for the 500 stocks in the Standard & Poor's 500 Index.

RUSSELL 3000 STOCK INDEX--a diversified portfolio of approximately 3,000 common stocks accounting for over 90% of the market value of publicly traded stocks in the U.S.

RUSSELL 2000 STOCK INDEX--composed of the 2,000 smallest stocks contained in the Russell 3000 Index, representing approximately 7% of the Russell 3000 total market capitalization.

RUSSELL 2000 VALUE INDEX--contains stocks from the Russell 2000 Index with a less-than-average growth orientation.

RUSSELL 1000 VALUE INDEX--consists of the stocks in the Russell 1000 Index (comprising the 1,000 largest U.S.-based companies measured by total market capitalization) with the lowest price-to-book ratios, comprising 50% of the market capitalization of the Russell 1000.

RUSSELL MIDCAP INDEX--composed of all medium and medium/small companies in the Russell 1000 Index.

RUSSELL MIDCAP GROWTH INDEX--measures the performance of those Russell Midcap Index companies with higher price/book ratios and higher predicted growth rates.

MORGAN STANLEY CAPITAL INTERNATIONAL EAFE INDEX--is an arithmetic average of the performance of over 1,000 securities listed on the stock exchanges of countries in Europe, Australia, Asia, and the Far East.

SALOMON SMITH BARNEY EXTENDED MARKET EPAC INDEX--tracks the bottom 20% by total market capitalization of the Europe Pan Asia Index.

GOLDMAN SACHS 100 CONVERTIBLE BOND INDEX--currently includes 71 bonds and 29 preferreds. The original list of names was generated by screening for convertible issues of $100 million or greater in market capitalization. The index is priced monthly.

SALOMON BROTHERS GNMA INDEX--includes pools of mortgages originated by private lenders and guaranteed by the mortgage pools of the Government National Mortgage Association.

SALOMON BROTHERS HIGH-GRADE CORPORATE BOND INDEX--consists of publicly issued, non-convertible corporate bonds rated AA or AAA. It is a value-weighted, total return index, including approximately 800 issues with maturities of 12 years or greater.

LEHMAN BROTHERS LONG-TERM TREASURY BOND INDEX--is a market weighted index that contains individually priced U.S. Treasury securities with maturities of ten years or greater.

LEHMAN BROTHERS CREDIT (Baa) BOND INDEX--all publicly offered fixed-rate, nonconvertible domestic corporate bonds rated Baa by Moody's, with a maturity longer than one year and with more than $100 million outstanding. This index includes over 1,500 issues.

LEHMAN BROTHERS LONG CREDIT BOND INDEX--is a subset of the Lehman Brothers Credit Bond Index.

STANDARD & POOR'S PREFERRED INDEX--is a yield index based upon the average yield of four high-grade, non-callable preferred stock issues.


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NASDAQ INDUSTRIAL INDEX--is composed of more than 3,000 industrial issues. It is a value-weighted index calculated on price change only and does not include income.

LEHMAN BROTHERS AGGREGATE BOND INDEX--is a market weighted index that contains individually priced U.S. Treasury, agency, corporate, and mortgage pass-through securities corporate rated Baa- or better. The Index has a market value of over $5 trillion.

LEHMAN BROTHERS CREDIT A OR BETTER BOND INDEX--consists of all publicly issued, investment-grade corporate bonds rated A or better, of all maturity levels.

LEHMAN BROTHERS MUTUAL FUND SHORT (1-5) GOVERNMENT/CREDIT INDEX--is a market weighted index that contains individually priced U.S. Treasury, agency, and corporate investment grade bonds rated BBB- or better with maturities between one and five years. The index has a market value of over $1.6 trillion.

LEHMAN BROTHERS MUTUAL FUND INTERMEDIATE (5-10) GOVERNMENT/CREDIT INDEX--is a market weighted index that contains individually priced U.S. Treasury, agency, and corporate securities rated BBB- or better with maturities between five and ten years. The index has a market value of over $800 billion.

LEHMAN BROTHERS LONG (10+) GOVERNMENT/CREDIT INDEX--is a market weighted index that contains individually priced U.S. Treasury, agency, and corporate securities rated BBB- or better with maturities greater than ten years. The index has a market value of over $1.1 trillion.

LIPPER SMALL-CAP GROWTH FUND AVERAGE--an industry benchmark of average mutual funds that by prospectus or portfolio practice invest primarily in growth companies with market capitalizations less than $1 billion at the time of purchase.

LIPPER BALANCED FUND AVERAGE--an industry benchmark of average balanced funds with similar investment objectives and policies, as measured by Lipper Inc.

LIPPER NON-GOVERNMENT MONEY MARKET FUND AVERAGE--an industry benchmark of average non-government money market funds with similar investment objectives and policies, as measured by Lipper Inc.

LIPPER GOVERNMENT MONEY MARKET FUND AVERAGE--an industry benchmark of average government money market funds with similar investment objectives and policies, as measured by Lipper Inc.


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                                                                   SAI934 062002


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